Sharon Priest
SECRETARY OF STATE

To All Whom These Presents Shall Come, Greetings:
I, Sharon Priest, Secretary of State of Arkansas, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of

ARTICLES OF INCORPORATION

OF

DRIVER SELECT, INC.

ORIGINAL ARTICLES FILED:

March 1, 2001

In Testimony Whereof, I have hereunto set my hand and affixed my official Seal Done at my office in the City of Little Rock, this 1st day of March 2001. /s/ Sharon Priest Secretary of State

ARTICLES OF INCORPORATION

OF

DRIVER SELECT, INC.

The undersigned, natural person of the age of twenty-one years or more, acting as incorporator of a corporation under the Arkansas Business Corporation Act of 1987, adopt the following Articles of Incorporation for such Corporation:

FIRST:  The name of the Corporation is Driver Select, Inc.,

SECOND:  The period of its duration is perpetual.

THIRD:  The purpose or purposes for which the Corporation is organized are:

A.  To engage in driver leasing,

B.  To have and to exercise all the powers now or hereafter conferred by the laws of the State of Arkansas upon corporations organized under the laws under which this corporation is organized and any and all acts amendatory thereof and supplemental thereto.

C.  To do all and everything necessary and proper for the accomplishment of the objectives enumerated in these Articles of Incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of this Corporation; and in general to carry on any lawful business necessary or incidental to the attainment of the objectives of the corporation whether or not such business is similar in nature to the objects set forth in these Articles of Incorporation or any amendment thereof

The foregoing clauses shall be construed both as objectives and powers and it is hereby expressly provided that the foregoing enumeration of specific objects or powers shall not be held to limit or restrict in any manner either of the objects or powers of the corporation, and that the corporation shall possess such incidental powers as are reasonably necessary or convenient for the accomplishment of any of the objectives or powers hereinabove enumerated either alone or in association with any government, state, municipality, corporation, association, partnership, as a partner or otherwise, person, organization or entity whatsoever, at least to the same extent and as fully as individuals might or could do as principal, agents, contractors or otherwise.

FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 2,000 shares without nominal, stated or par value. Each share of said stock shall have one vote.

FIFTH: Shareholders shall have a preemptive right to acquire a proportionate amount of the corporation's unissued shares.

SIXTH: Cumulative voting for directors shall be permitted by the shareholders, and all meeting notices or proxy statements shall conspicuously state that cumulative voting is authorized. Cumulative voting rights of the corporation cannot be restricted by these Articles of Incorporation.

SEVENTH: The address of the initial registered office of this corporation is One Bass Street, Greenwood, Arkansas 72936 and the name of its initial registered agent at such address is Andy Heavener,

EIGHTH: The number of directors of the corporation shall be fixed at 3, but may be increased or decreased from time to time in the manner specified in the By-Laws of the Corporation-Election of directors need not be by ballot; and no director of the corporation need be a stockholder. Any director may be removed at any time either for or without cause, so long as the stockholders are entitled to vote in respect to the corporate affairs and management of the corporation, by the affirmative vote of the stockholders holding a majority of outstanding shares of stock of the corporation which were entitled to vote at the election of such director, given at a special meeting of such stockholders called for the purpose.

NINTH:  The names and post office address of the incorporator is as follows:

Andy Heavener
P.O. Box 1511
Greenwood, AR 72936

TENTH:  Pursuant to Section 1244 of the Internal Revenue Code, this corporation adopts the following plan:

(a)  The plan shall be effective upon the filing of these Articles of Incorporation with the Secretary of State of Arkansas.

(b)  This corporation is authorized to offer and issue 2,000 shares of common stock on or after the effective date hereof.

(c)  This corporation shall offer and issue such shares of common stock on the effective date hereof until the first to occur of (i) two years after the adoption of this plan, or (ii) the date on which this corporation shall make a subsequent offering of any stock.

(d)  The maximum amount to be received by this corporation in consideration of the common stock to be issued hereunder shall be $500,000.00.

(e)  Such common stock shall be issued only for money and other property (other than stock or securities.)

(f)  There are no offers to sell any other stock of the corporation outstanding, and the corporation shall offer and issue only such common stock described herein during the term hereof.

ELEVENTH:   The Bylaws of this Corporation will prescribe the rights and duties of the members with reference to the internal government of this corporation, the management of its affairs and the rights and duties existing between the members, officers and the Board of Directors of this corporation. The Board of Directors of this corporation shall have the power to alter or amend or repeal the bylaws as they deem necessary.

DATED	2/27/01

SIGNATURE OF INCORPORATOR:
/s/ Andy Heavener
Andy Heavener

ACKNOWLEDGMENT

STATE OF ARKANSAS)
)ss.
COUNTY OF SEBASTIAN)

BE IT REMEMBERED that on this 27th day of February, 2001, personally came before me, the undersigned Notary Public within and for the County and State aforesaid, Andy Heavener, party to the foregoing Articles of Incorporation, known to me personally to be such, and acknowledged the same to be the act and deed of the signer, and that the facts therein stated are truly set forth.

GIVEN under my and seal of office the date and year aforesaid.

/s/ Lola A. Simpson
Notary Public

My Commission Expires:

MH:ls

Heavener. AOL

Charlie Daniels
SECRETARY OF STATE

To All to Whom These Presents Shall Come, Greetings:

I, Charlie Daniels, Secretary of State of Arkansas, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of

Change of Registered Agent or Office

of

DRIVER SELECT, INC.

filed in this office

May 8, 2003.

In Testimony Whereof, I have hereunto set my hand and affixed my official Seal. Done at my office in the City of Little Rock, this 8th day of May 2003.

/s/ Charlie Daniels
Secretary of State

Arkansas Secretary of State
Charlie Daniels	State Capitol* Little Rock, Arkansas 72201-1094 501-682-3409 * www.sosweb.state.ar.us

NOTICE OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT, OR BOTH

To:	Charlie Daniels
Secretary of State
Corporations Division
State Capitol
Little Rock, Arkansas 72201-1094

Pursuant to the Corporation Laws of the State of Arkansas, (Act958 of 1967), the undersigned corporation submits the following statement for the purpose of changing its registered office or its registered agent, or both in the State of Arkansas. If this statement reflects a change of registered office, this form must be accompanied by notice of such change to any and all applicable corporations.
☐ Foreign        ☒ Domestic

1.	Name of corporation:	Drivers Select, Inc

2.	Street address of present registered office:	ONE BASS STREET
Street Address
Greenwood AR 72936
City, State, Zip

3.	Street address to which registered office is to be changed:
1112 S. 48th St B SPRINGDALE AR 72764
Street Address, City, State, Zip

4.	Name of present registered agent	Andy Heavener

5.	Name of successor registered agent	Lynda S. Poole

I,	Lynda S Poole	hereby consent to serve as registered agent for this corporation.

/s/ Lynda Poole
Successor Agent

A letter of consent from successor agent may be substituted in lieu of this signature.

6.	The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

A copy bearing the file marks of the Secretary of State shall be returned.

If this corporation is governed by Act 576 of 1965 such change must be filed with the County Clerk of the County in which its registered office is located, unless the registered office is located in Pulaski County. In which event no filing with the County Clerk is required.

Dated	05-05-03	2003.

/s/ Lynda Poole
Signature of Authorized Officer

President
Title of Authorized Officer

SECRETARY OF STATE	BUSINESS / COMMERCIAL

State Capitol Rm 256
Little Rock, AR 72201
501-682-1010

Corporation Name	DRIVER SELECT, INC,
Fictitious Names	N/A
Filing #	100196085
Filing Type	For Profit Corporation
Filed under Act	Dom Bus Corp: 958 of 1987
Status	Not Current
Principal Address
Reg. Agent	LYNDA S. POOLE
Agent Address	1112 S. 46TH, ST., STE. B
SPRINGDALE, AR 72764

Date Filed	03/01/2001
Officers	LINDA POOLE, President
Foreign Name	N/A
Foreign Address
State of Origin	N/A

Charlie Daniels
SECRETARY OF STATE

To All to Whom These Presents Shall Come, Greetings:

I, Charlie Daniels, Secretary of State of Arkansas, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of

Articles of Amendment

of

DRIVER SELECT, INC.

filed in this office

November 2, 2006

In Testimony Whereof, I have hereunto set my hand and affixed my official Seal. Done at my office in the City of Little Rock, this 2nd day of November 2006.

/s/ Charlie Daniels
Secretary of State

Document Number: 6249160002
STATE OF ARKANSAS	DRIVER SELECT, INC
ARTICLES OF AMENDMENT TO	ARTICLES OF AMENDMENT
ARTICLES OF INCORPORATION
OF	FILED: 11/02/06, #Pages:2
DRIVER SELECT, INC.
Arkansas Secretary of State
Business Services Division

DRIVER SELECT, INC., a corporation organized and existing virtue of the ARKANSAS Business Corporation Act, does hereby certify:

FIRST: That a meeting of the Board of Directors of DRIVER SELECT, INC., resolutions were duly adopted setting forth proposed amendments to the Articles of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article IV" so that, as amended, said Article shall be and read as follows:

The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time is 100,000,000 shares of common stock having a par value of $0.01 per share.

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article VIII" so that, as amended, said Article shall be and read as follows:

The Board of Directors shall consist of not less than one (1) Director and not more than fifteen (15) Directors and the total number of Directors may from time to time be increased or decreased in such manner as is described in the Company's By-Laws, provided, however, that the number of Directors shall not be reduced to less than one (1).

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article XII" so that, as amended, said Article shall be and read as follows:

The Corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law,

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 4-27-702 of the ARKANSAS Business Corporation Act at which meeting the necessary number of shares as acquired by statute were voted in favor of the amendment.

THIRD: The amendments were approved by the shareholders. The number of votes cast for the amendments by the shareholders were sufficient for approval.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 13 day of October, 2006.

/s/Lynda Poole
LYNDA POOLE, President